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                                  EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


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

                                                                                                    Percentage
              Parent                                         Subsidiary                            of Ownership
-----------------------------------           -----------------------------------------            ---------------
Bay View Capital Corporation                  Bay View Bank                                           100%
Bay View Capital Corporation                  Concord Growth Corporation                              100%
Bay View Capital Corporation                  Bay View Securitization Corporation                     100%
Bay View Capital Corporation                  Regent Financial Corporation                            100%
Bay View Bank                                 Bay View Acceptance Corporation                         100%
Bay View Bank                                 MoneyCare, Inc.                                         100%
Bay View Bank                                 Bay View Auxiliary Corporation                          100%
Bay View Acceptance Corporation               Bay View Credit                                         100%
Bay View Acceptance Corporation               Ultra Funding, Inc.                                     100%

The financial statements of the Registrant are consolidated with those of its subsidiaries.